Exhibit 10.2

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE (“BLUE SKY LAWS”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS (THROUGH THE AVAILABILITY OF RULE 144 OR OTHER QUALIFIED EXEMPTION TO THE SECURITIES ACT OF 1933, AS AMENDED).

Note CV- __ Original Issue Date: , 201_

$____________ PRINCIPAL AMOUNT

8% CONVERTIBLE PROMISSORY NOTE

DUE __________ __, 2019

FOR VALUE RECEIVED, the undersigned, KAYA HOLDINGS, INC., a Delaware corporation (the “Company,” the “Maker” or “KAYS”), hereby promises to pay to (the “Holder”) the principal amount of United States Dollars (US $__________.00) and interest, as described herein.

1.                        Definitions. In addition to the capitalized terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day other than a Saturday, Sunday or such other day on which banks in Fort Lauderdale, Florida are generally closed for business.

“Conversion Date” means the date a Conversion Notice is delivered to the Company.

“Conversion Notice” means a written notice in the form attached as Exhibit A hereto.

“Conversion Price” means $_____ per Share.

“Interest Rate” means a rate of eight (8%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

“Default Rate” means a rate of eighteen percent (18%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

“Original Issue Date” means the date the Principal Amount was received by the Maker and is the effective date of the loan evidenced by the Note.

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“Person” means any individual or entity.

“Shares” means shares of the Company’s common stock.

2.                    Principal Amount. The principal amount represented by this 8% Convertible Promissory Note (the “Note”) is AND NO/100 United States Dollars (US $________________.00).

3.                   Interest. The unpaid principal and interest balance shall be payable with interest on the Maturity Date as defined herein, provided that any amount of principal on this Note which is not paid when due shall bear interest at the Default Rate (as defined herein) from the due date until the same is paid.

4.                 Payment of Principal and Interest; Seniority; Prepayment.

(a)                Subject to earlier payment or conversion as provided for elsewhere in this Note, the Company shall pay to the Holder in full the entire unpaid Principal amount plus Interest due under this Note from the Issuance Date on , 201_ (the “Maturity Date”). Principal and Interest shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 9 below or at such other address as the Holder may designate. Upon payment in full of all principal amount payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

(b)                       This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future, and, if divided into separate Notes, all such Notes shall rank equally and ratably without preference or priority of any of said Notes over any others thereof. Further, this Note, together with the other Notes (ranking pari passu as among themselves), shall be senior to all other indebtedness of the company not currently designated as such now, and shall be Senior to any new debt or obligations entered into by the Company hereinafter outstanding.

(c)                        As used herein, the term “indebtedness” shall mean the principal of and premium, if any, and interest or, on (i) all indebtedness of the Company, whether outstanding on the date of this Note or thereafter created (A) for money borrowed by the Company, (B) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (C) in respect of letters of credit and acceptances issued or made by banks or (D) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable; and (ii) all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness. “Indebtedness” shall not include trade debt incurred in the ordinary course of business.

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(d)       The Note any may be prepaid by the Company, in whole or in part, at any time and from time to time prior to the Maturity Date, but the Company is obligated to pay a minimum of six (6) months interest to the Holder, provided the Company shall give the Holder at least ten (10) Business Days’ notice of its intention to make such prepayment, in which case the Holder may exercise the conversion rights set forth in Section 5 at any time prior to such payment.

5.              Conversion into Shares.

(a)                All or any portion of the Principal and Interest Due of this Note shall be convertible into Shares, at the option of the Holder upon seven (7) Business Days’ written notice to the Company. The number of Shares issuable upon any conversion pursuant to this Section 5(a) shall equal the outstanding principal amount of this Note, divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this Section 5(a) by delivering to the Company a conversion notice in substantially the form of Exhibit A attached hereto (the “Conversion Notice”). If the Holder is converting less than the entire principal amount of this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a schedule indicating the principal amount that has not been converted. It is clearly understood that the Original Issue Date of , 201_ shall be utilized for purposes of determining the effective date of the Note to calculate the holding period of any Shares that the Principal Amount of the Note may be converted into upon exercise of the Conversion option of the Note (for purposes of Rule 144 or otherwise).

(b)                Limitation on amount of Note to be converted at any one time. Notwithstanding the foregoing or anything to the contrary contained in this Note or any other promissory note outstanding from time to time made by the Company in favor of the Holder or any of its Affiliates (“Other Notes”), no aggregate amount of this Note nor of any of the Other Notes shall be convertible at any one time by the Holder, and the Company shall not effect any conversion of an aggregate amount of this Note nor of any of the Other Notes, where after giving effect to such conversion, the Holder or any of its Affiliates would collectively, beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Company’s issued and outstanding Shares. For purposes of the Note, beneficial ownership (including the definition of “Affiliate”) and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c)                       The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Shares, solely for the purpose of enabling it to issue Shares as required hereunder, the number of Shares which are then issuable and deliverable upon the conversion of this entire Note (taking into account the adjustments set forth in Section 7), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and non-assessable.

6.	Mechanics of Conversion.

(a)               Upon conversion of this Note, the Company shall, as soon as practicable (but in no event later than five (5) Business Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Shares issuable upon such conversion, with such restrictive legends as deemed necessary by the Company. The Holder, or any Person so designated by the Holder to receive Shares, shall be deemed to have become holder of record of such Shares as of the Conversion Date.

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(b)                       The Holder shall be required to deliver the original Note in order to effect a conversion hereunder. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a new note representing the remaining outstanding principal amount.

(c)                       The Company’s obligations to issue and deliver Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Shares.

7.              No Fractional Shares. The Company shall not issue or cause to be issued fractional Shares on conversion of this Note. If any fraction of a Share would, except for the provisions of this Section 7(d), be issuable upon conversion of this Note, the number of Shares to be issued will be rounded up to the nearest whole share.

8.              Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 8.

(a)                Stock Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Shares or otherwise makes a distribution on any class of capital stock that is payable in Shares; or (ii) subdivides outstanding Shares into a larger number of shares, then in each such case the Conversion Price shall be appropriately and equitably adjusted to reflect such event. However, if the Company, at any time while this Note is outstanding, combines outstanding Shares into a smaller number of shares, then the Conversion Price shall be equitably adjusted so that the number of Shares that any remaining Principal can be converted into would be equal to the same percentage of the total issued and outstanding Shares that it would have been convertible into prior to said adjustment (inclusive of any new Share issuance that would increase the issued and outstanding shares of the Company’s common stock and preferred stock, up until the time that any Conversion takes place). Any adjustment made pursuant to Section 8(a) (i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Section 8(a) (ii) or Section 8(a) (iii) shall become effective immediately after the effective date of such subdivision or combination.

(b)                Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in other than Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of Shares receivable thereon, the number of securities of the Company or other issuer (as applicable) which they would have received had this Note been converted into Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Note, provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this Section 8(b) as of the time of actual payment of such dividends or distributions.

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(c)                Adjustments for Reclassification, Exchange or Substitution. If the Shares issuable upon conversion of this Note at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in this Section 8), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(d)                Adjustments for Other Transactions by Maker of Note. In the event that the Maker completes an issuance or sale of common stock of the Company at a price lower than $.04 per share anytime before this Note is repaid or converted into common stock of the Company (whether via an acquisition transaction, debt conversion, a bona fide public offering, or a sale of restricted stock pursuant to rule 504 or any other form of exemption available to the company) then the Exercise Price of the option shall be adjusted to that price for the duration of the Note. Additionally, in the event that the Maker completes an issuance or sale of Preferred Shares, Debt, etc. (“Other Debt Or Securities”), then the Payee shall have the right to convert the Note into the Other Debt Or Securities using any Balance Due owed to Payee at that time.

(e)                Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(f)                 Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g)                No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.

(h)                Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating, or solicits shareholder approval for, any merger, consolidation or similar transaction in which the Company is not the surviving entity; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) Business Days prior to the applicable record or effective date on which a Person would need to hold Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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9.              Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company: Kaya Holdings, Inc.

305 S. Andrews Ave, Suite 209

Ft. Lauderdale, FL 33301

Attention: Craig Frank, CEO

craig@kayaholdings.com

if to the Holder: __________________________

_________________________

_____________________

Attention: _________________

______________________

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9 shall be effective upon the earlier of: (i) if mailed, five (5) Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one (1) Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first (1st) Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

10.	Default and Remedies.

(a)                An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i)                  If the Company shall fail to make within ten (10) Business Days when due the payment of the principal amount as required by this Note, whether at the due date thereof or by acceleration thereof or otherwise;

(ii)                The Company shall fail to observe or perform any covenant or agreement contained in this Note which failure is not cured, if possible to cure, within twenty (20) Business Days after notice to the Company of such default sent by the Holder or by any other Holder;

(iii)              The commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company or other similar law of any jurisdiction, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement; or

(iv)              The Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Shares.

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(b)                Upon and during the continuation of an Event of Default, the Holder may declare the outstanding principal amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

11.	Covenants of Company.

(a)                The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

(i)                     promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)                do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

(iii)              at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

(iv)                  keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

(v)	at all times, keep true and correct books, records and accounts.

12.           Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

13.	Miscellaneous.

(a)                Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b)                Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

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(c)                The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(d)                The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note or Shares issuable upon conversion of this Note under the Securities Act or applicable state securities laws.

(e)                The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(f)                 This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

(g)                Each of the Company and the Holder hereby: (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of Florida and the courts of the State of Florida located in Broward County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(h)                In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)                  No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j)                  It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(k)                Subject to the legend at the top of this Note, this Note may be assigned, transferred or sold, or pledged, or hypothecated or otherwise granted as security by the Holder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first set forth above.

KAYA HOLDINGS, INC.

By:

Craig Frank, Chief Executive Officer

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of the attached 8% Convertible Promissory Note (the “Note”) into shares of common stock (“Shares”), of Kaya Holdings, Inc., a Delaware corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal Amount and Accrued Interest Owned Prior to Conversion

Principal Amount and Accrued Interest to be Converted

Number of Shares to be Issued

Applicable Conversion Price

Principal Amount Owned Subsequent to Conversion

Name of Holder

By:

Name: Title:

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